As filed with the Securities and Exchange Commission on December 23, 2002
                                              Registration No. __________
-------------------------------------------------------------------------


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM SB-2
                         REGISTRATION STATEMENT
                                under the
                         SECURITIES ACT OF 1933

                              ESESIS, INC.
             (Name of small business issuer in its charter)

         Colorado                            4955                       03-0471717
         --------                            ----                       ----------
  (State or jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification Number)

                              Esesis, Inc.
                         7345 E. Peakview Avenue
                       Centennial, Colorado 80111
                             (303) 689-9601
    (Address and telephone number of principal executive offices and principal place of business)


                          Mark Hogan, President
                              Esesis, Inc.
                         7345 E. Peakview Avenue
                       Centennial, Colorado 80111
                             (303) 689-9601
        (Name, address and telephone number of agent for service)

                    Copies of all communications to:

                           John B. Wills, Esq.
                         Adam D. Averbach, Esq.
                   Berenbaum, Weinshienk & Eason, P.C.
                   370 Seventeenth Street, 48th Floor
                         Denver, Colorado 80202
                             (303) 825-0800
                           (303) 629-7610 FAX

              APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
 FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                      CALCULATION OF REGISTRATION FEE
========================================================================================================
                                              Proposed Maximum     Proposed Maximum
Title of Each Class of        Amount to be   Offering Price Per   Aggregate Offering      Amount of
Securities to be Registered    Registered      Share (1)               Price           Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par
value per share                15,200,000       $.25                 $3,800,000            $349.60
--------------------------------------------------------------------------------------------------------
Total
========================================================================================================

(1) The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


              (Remainder of page intentionally left blank)

               Subject to Completion, dated December 23, 2002
                                                              PRELIMINARY
                                                               PROSPECTUS

                              ESESIS, INC.

                              Common Stock
                           15,200,000 Shares


     Esesis, Inc. ("Esesis") is offering a maximum of 200,000 shares of common stock. The offering price for these shares is to be $.25 per share and the maximum amount to be raised is $50,000. Esesis intends to offer the 200,000 shares through its officers and directors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and Esesis will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by Esesis will be placed into the corporate account.

     There are an additional 15,000,000 shares of its common stock being offered for sale by Selling Shareholders who were issued shares of our common stock. These shares will be offered initially at the price of $.25 per share, however, at such time as the shares are quoted on the OTC Bulletin Board, the shares will be offered at the prevailing market prices. No amounts paid to the Selling Shareholders for the shares they are selling will go to Esesis. All proceeds from said shares will, instead, be retained by the Selling Shareholders. Initially, Selling Shareholders will seek a broker/dealer to sell their shares, however, if they are unable to do so, they will attempt to sell the shares themselves.

     Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future. There is a high degree of risk involved with this investment, due to the fact that it is in its developmental stage and there is no market for the securities being purchased. You are referred to Risk Factors on page 4 for further information.

The following information appears in red along the left margin:

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPTION>
                                    PRICE        UNDERWRITING DISCOUNTS       PROCEEDS
                                  TO PUBLIC     DISCOUNTS OR COMMISSIONS     TO COMPANY
                                  ---------     ------------------------     ----------
Per share as offered by Esesis       $.25                None                    $.25

Total number of shares offered by
  Esesis:  200,000                 $50,000               None                  $50,000

Per share (offered by Selling
  Shareholders)                     $.25(1)              None(2)                 None

Total shares offered by Selling
  Shareholders:  15,000,000        $3,750,000            None                    None

(1) The quoted price is the initial asking price by the Selling Shareholders. In the event that a market is created to trade these shares, the shares will be offered at the prevailing market prices.
(2) At present, the Selling Shareholders have no agreements with any broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

     THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          THE DATE OF THIS PROSPECTUS IS [_____________], 2002

                            TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ABOUT OUR COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ABOUT THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SUMMARY FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . .3
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . 12
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . 16
MANAGEMENT'S PLAN OF OPERATIONS. . . . . . . . . . . . . . . . . . . . 18
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . 29
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . 31
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . 34
SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . 34
SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 34
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . 37
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . 40
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 41
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .F-1

                           PROSPECTUS SUMMARY

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER OR THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY TO FULLY UNDERSTAND THE OFFERING, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS. IN THIS PROSPECTUS, THE TERMS "ESESIS," "WE," "US" AND "OUR" REFER TO ESESIS, INC. AND ITS WHOLLY OWNED OPERATING SUBSIDIARY, ESESIS ENVIRONMENTAL, CORP.


                            ABOUT OUR COMPANY

     Esesis, Inc. is a developmental stage Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental, Corp., provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. As of the date of this prospectus we have conducted only limited operations related to organizational matters and have not received any significant revenues from planned operations. Initially, our services are offered only in Texas through our subsidiary's office in Waco, Texas. However, our business plan anticipates expansion to other states within the next three (3) years.

     It is our goal to provide our services to both private sector clients and governmental entities. We anticipate that we will derive the majority of our revenues from inspection and consulting services, and we will be hired by building owners, property management firms, insurance adjustors or individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services will develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Esesis Environmental's principal executive offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710.

                           ABOUT THE OFFERING

Direct placement of stock . . . . . 200,000 on a "best efforts" basis

Initial Offering Price. . . . . . . $.25 per share

Stock Offered by Selling
 Shareholders . . . . . . . . . . . The Selling Shareholders are
                                    registering for resale 15,000,000
                                    shares of our common stock which
                                    they currently own.

Common Stock Outstanding Before
 Offering . . . . . . . . . . . . . 20,200,000 shares

Common Stock outstanding After
 Offering . . . . . . . . . . . . . 20,400,000 shares if we sell all of the stock in the direct placement.

Use of Proceeds . . . . . . . . . . We intend to use the proceeds from the direct placement of stock for
                                    general and administrative expenses,
                                    development of the business, working
                                    capital and other corporate
                                    purposes.  We will not receive any
                                    proceeds from the sale of the shares
                                    of common stock by the Selling
                                    Shareholders.

     There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow, trust or any similar account. Upon receipt, offering proceeds will be deposited into Esesis' operating account and used to conduct the business affairs of Esesis. Because there is no minimum amount that will be raised in our direct offering, investors may end up holding shares in a company that has not raised sufficient proceeds from the offering to commence significant operations, and that has an illiquid smaller market for its shares. The direct offering will be held open until all of the shares offered hereby are sold. Selling Shareholders will not sell any of their shares of our common stock until the direct offering is completely sold or terminated by us. Except as otherwise specified, all per share information in this prospectus is based on the number of shares outstanding as of the date of this prospectus.

                         SUMMARY FINANCIAL DATA

     As we have only been in operation for a brief period of time, our historical operating information may not be indicative of our future operating results.

                                            July 5, 2002 (Inception)
                                                    through
CONSOLIDATED STATEMENT OF OPERATION DATA:     September 30, 2002
                                              ------------------


Total Revenues                                    $      -

  Operating expenses                                    10,005

  Net loss                                             (10,005)

  Net loss applicable to common
     shareholders                                       10,005

  Basic and diluted loss per share                       .0005

  Shares used in computing basic
     and diluted loss per share                     17,181,609


CONSOLIDATED BALANCE SHEET DATA:

  Working capital (deficit)                       $    (10,500)

  Total assets                                          13,795

  Total Liabilities                                      3,600

  Accumulated Deficit                                  (10,005)

  Stockholders' equity                                  10,195
________________

                              RISK FACTORS

     An investment in our common stock is a risky investment. The following are some of the potential risks of an investment in our common stock and you should read them carefully before purchasing shares of our common stock.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED HISTORY OF OPERATIONS AND THEREFORE HAVE LIMITED FINANCIAL INFORMATION.

     We were incorporated in July 2002 and have not begun providing significant inspection and consulting services. We have not derived any revenues from planned operations as of September 30, 2002. As a result, there is limited historical financial information upon which to evaluate how we may perform in the future. We cannot be sure that we will be able to compete successfully in the environmental inspection and consulting industry. As a young company, we face numerous risks and uncertainties, including those that relate to our ability to:

     *    establish and increase our client base;
     *    compete favorably in a highly competitive market;
     *    expand our service offerings;
     *    attract motivate and retain qualified employees;
     *    access sufficient capital markets to support our growth;
     *    build an infrastructure to effectively handle our growth; and
     *    upgrade and enhance our technologies.

     We may not be successful in addressing these risks and our failure to do so would have a materially adverse effect on our business and financial results.

OUR ABILITY TO GENERATE REVENUES AND ACHIEVE MARKET ACCEPTANCE IS
UNCERTAIN BECAUSE OUR BUSINESS IS BASED ON AN UNTESTED BUSINESS PLAN, WHICH MAY NOT LEAD TO PROFITABILITY.

     Our business is based on an untested business plan. Our failure to complete our development and to market our services successfully could significantly affect our ability to succeed. If we cannot achieve profitability from our operating activities, we may not be able to meet our:

     *    capital expenditure requirements;
     *    debt service obligations; or
     *    working capital needs.

     Our profitability will depend primarily upon our ability to offer competitively priced inspection and consulting services on a timely basis for our clients.

OUR PROSPECTS MUST BE CONSIDERED IN LIGHT OF THE EXTRAORDINARY RISKS, UNFORESEEN COSTS AND EXPENSES, PROBLEMS AND DIFFICULTIES WHICH
DEVELOPMENT STAGE COMPANIES NORMALLY ENCOUNTER.

     To address these risks, we must, among other things, successfully complete our development, establish and then maintain new relationships, implement our business and marketing strategy, respond to competitive developments and have sufficient capital to attract, retain and motivate qualified personnel. As a development stage company we have not achieved profitability and expect to continue to incur significant operating and capital expenditures in areas such as expansion of our advertising, sales and marketing, and operating infrastructure. We cannot assure you that our business strategy will be successful or that we will successfully address these risks or difficulties. If we fail to address adequately any of these risks or difficulties, our business would likely suffer.

TO EXPAND OUR BUSINESS WE WILL NEED A SIGNIFICANT AMOUNT OF CASH, WHICH WE MAY BE UNABLE TO OBTAIN.

     The expansion of our business will require significant capital expenditures, working capital and debt service, and the ability to sustain substantial cash flow deficits. Our viability is dependent upon our ability to continue to execute under our business strategy and to begin to generate positive cash flows from operations. The success of our business strategy includes obtaining and retaining a significant number of clients, and generating significant and sustained growth in our operating cash flows to be able to meet future debt service obligations and fund capital expenditures.

     We believe we have the necessary funding available to execute our business strategy, which initially consists of providing environmental inspection and consulting services primarily in central Texas. However, our revenue and costs may also be dependent upon factors that are not within our control, including regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenue and costs may vary from expected amounts, possibly to a material degree, and such variations could affect our future funding requirements. Additional financing may be required in response to changing conditions within the industry or unanticipated competitive pressures. We can make no assurances that we would be successful in raising additional capital, if needed, on favorable terms or at all. Failure to raise sufficient funds may require us to modify, delay or abandon some of our future expenditures, including our expansion efforts.

     We also expect that we may require additional financing or require financing sooner than anticipated if our business plans change or prove to be inaccurate. We may also require additional financing in order to develop new services or to otherwise respond to changing business conditions or unanticipated competitive pressures. Sources of additional financing may include commercial bank borrowings, vendor financing, or the private or public sale of equity or debt securities. We can make no assurances that we will be successful in raising sufficient additional capital on favorable terms or at all or that the terms of any indebtedness we may incur will not impair our ability to expand our business. Failure to raise sufficient funds may require us to modify, delay or abandon some of our expenditures, which could have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT LACKS OPERATIONAL EXPERIENCE IN THE ENVIRONMENTAL INSPECTION AND CONSULTING INDUSTRY AND THIS MAY ADVERSELY AFFECT OUR ABILITY TO BE PROFITABLE.

     Esesis is a start-up company, in its development stage. While the manager of Esesis Environmental has experience within the industry, neither Esesis nor its management has any experience in operating businesses in the environmental inspection and consulting industry. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business.

ESESIS IS OPERATING AT A LOSS WHICH MAY CONTINUE IN THE FUTURE. IT CANNOT BE DETERMINED IF AN ADDITIONAL CAPITAL INVESTMENT IN ESESIS WILL PERMIT US TO RECOGNIZE A PROFIT IN THE FUTURE.

     As of September 30, 2002, Esesis has sustained operating losses of $10,005.00. As of September 30, 2002, Esesis had expended only a small amount of organizational expenses and had not yet begun accruing any expenses with regard to the actual anticipated operating costs. Esesis intends to utilize any funds raised through this offering toward expenses necessary to operate its business. It cannot be predicted when Esesis will be able to realize a profit from operations, even though additional capital is being invested by investors.

IN THE EVENT THAT THIS OFFERING IS NOT FULLY SUBSCRIBED BY INVESTORS, THIS OFFERING MAY NOT PRODUCE SUFFICIENT CAPITAL FOR ESESIS TO BEGIN SIGNIFICANT OPERATIONS. THE INVESTORS SHOULD BE AWARE THAT ITS
INVESTMENT MAY HAVE NO VALUE IF THE OFFERING IS NOT FULLY SUBSCRIBED AND ESESIS IS UNABLE TO OBTAIN ADDITIONAL CAPITAL TO PROCEED WITH ITS
OPERATIONS.

     Esesis may require additional financing in order to establish a profitable operation. The financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms which are favorable to Esesis. Esesis expects that it may be required to obtain at least $250,000 of additional financing over the next twelve (12) months. In the event that it cannot sell all of the shares being offered, Esesis will concentrate its efforts in obtaining financing through the purchase of debt. However, it may become necessary for Esesis to sell additional stock in one or more private placements or subsequent public offerings. If Esesis cannot obtain the requisite financing, it may cease operations and the investor's investment may be lost.

ALL DECISIONS REGARDING BOTH POLICY AND OPERATIONS OF ESESIS WILL BE MADE BY OUR OFFICERS AND DIRECTORS. THE SUCCESS OF ESESIS IS CONTINGENT UPON THESE INDIVIDUAL'S ABILITY TO MAKE APPROPRIATE BUSINESS DECISIONS. THE ABILITY OF AN INVESTOR TO OBTAIN A RETURN ON HIS INVESTMENT IS CONTINGENT UPON THOSE INDIVIDUALS BEING ABLE TO MAKE CORRECT BUSINESS DECISIONS.

     A company the size of Esesis does not have a large number of directors or employees who can advise the decision makers as to an appropriate course of action. Our officers and directors have effective control over all aspects of the business with no oversight from other management, except for input from the manager of our subsidiary, Charles Thorn. While it is expected that other management will be added over time, there are no assurances that such will occur. Further, it is anticipated that in the future, there will be additional numbers added to the board of directors, however, this also may not occur in the future.

AN INVESTOR WHO PURCHASES SHARES THROUGH THIS OFFERING SHOULD BE AWARE THAT OUR AUDITOR HAS EXPRESSED CONCERN ABOUT THE CONTINUING OPERATION OF THIS BUSINESS. THE CAPITAL PLACED INTO ESESIS THROUGH THIS OFFERING MAY NOT BE SUFFICIENT TO PERMIT ESESIS TO CONTINUE OPERATIONS AS AN ON GOING BUSINESS. ANY INVESTMENT MADE THROUGH THIS OFFERING MAY BE LOST.

     Our auditor has expressed substantial doubt about our ability to continue as a going concern. An investor should be aware that his investment will be lost if we cannot continue to operate. The projected need for additional capital in our business may not be sufficient to sustain Esesis' operation over the next twelve (12) months. Therefore, even if all of the shares offered pursuant to this offering are purchased, the investors' investment may be of little or no value should future events not occur as projected.

IN THE EVENT OF A SUCCESSFUL COMPLETION OF THIS OFFERING, A RISK STILL EXISTS THAT THERE WILL NOT BE SUFFICIENT FUNDS IN OUR BUSINESS TO FULFILL OUR PLANS OVER THE NEXT TWELVE (12) MONTHS.

     We may require additional financing to operate the business until sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to go forward as an operating entity, Esesis will spend approximately $250,000 over the next twelve (12) months to cover costs involved in fulfilling environmental consulting contracts and expanding our area of service. Additionally, we currently are obligated to pay rent at the rate of $300 per month for the office space in Waco, Texas currently occupied by Esesis Environmental and salaries of $19,000 per month for our paid employees. In the event that we are unable to generate sufficient revenues and before all of the funds now held by us and obtained by us through this offering are expended, the business will fail and the investment made in Esesis will become worthless.

WE DEPEND ON CERTAIN KEY PERSONNEL AND COULD BE AFFECTED BY THE LOSS OF THEIR SERVICES.

     The manager of our subsidiary is the only senior level management with any experience in the environmental inspection and consulting industry. We believe that our success will depend in large part on our ability to continue to attract and retain qualified management, personnel and the continued contributions of such management and personnel. Competition for qualified employees and personnel in the environmental inspection and consulting industry is intense and there is a limited number of persons with knowledge of and expertise in the industry. Although we have been successful in attracting and retaining qualified personnel, we can make no assurances that we will be able to hire or retain necessary personnel in the future. The loss of services of one or more of our key personnel, or the inability to attract and retain additional qualified personnel, could materially and adversely affect us.

WE MAY NOT HAVE THE ABILITY TO DEVELOP STRATEGIC ALLIANCES, MAKE
INVESTMENTS OR ACQUIRE ASSETS NECESSARY TO COMPLEMENT OUR EXISTING
BUSINESS.

     We may seek, as part of our business strategy, to develop strategic alliances or to make investments or acquire assets or other businesses that will relate to and complement our existing business. We are unable to predict whether or when any planned or prospective strategic alliances or acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to finance strategic alliances and acquisitions may be constrained by our degree of leverage at the time of such strategic alliance or acquisition. We can make no assurances that any acquisition will be made or that we will be able to obtain financing needed to fund such acquisition.

     In addition, if we were to proceed with one or more significant strategic alliances, acquisitions or investments in which the consideration consists of cash, we could use a substantial portion of our available cash to consummate the strategic alliances, acquisitions or investments. The financial impact of strategic alliances, acquisitions and investments could have a material adverse effect on our business, financial condition and results of operations and could cause substantial fluctuations in our quarterly and yearly operating results. Furthermore, if we use our common stock as consideration for acquisitions our shareholders could experience dilution of their existing shares.

WE MAY NOT BE ABLE TO LIST OUR STOCK ON AN EXCHANGE, AND EVEN IF WE DO, AN ACTIVE TRADING MARKET MAY NOT DEVELOP.

     There is no public market for our common stock. Management intends to obtain a trading symbol on the OTC Bulletin Board. There can be no assurance that we will be able to do so. If we are not able to obtain a listing on the OTC Bulletin Board or on an exchange, we will not be able to develop a market for our stock. In this event, it will be very difficult for purchasers of our stock to liquidate their investment.

     Even if we are able to obtain a listing on the OTC Bulletin Board, an active trading market may not develop. Typically, stocks traded on the OTC Bulleting Board or the pink sheets have very little liquidity, and therefore, it may be very difficult for purchasers of our common stock to liquidate their investments at a favorable price or at all.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY.

     The market price of our common stock could be subject to significant fluctuations in response to:

     * the fact that our stock has never traded publicly and may trade on the OTC Bulletin Board or pink sheets,
     *    variations in quarterly and yearly operating results,
     *    general trends in our industry, and
     * changes in state or federal regulations affecting Esesis or our industry.

     In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of affected companies. Broad market fluctuations may adversely affect the market price of our common stock. Additionally, because our common stock is expected to trade on either the OTC Bulletin Board or the pink sheets, a combination of limited liquidity and significant price fluctuations may prevent an investor from being able to liquidate their investment at a favorable price or at all.

WE DO NOT INTEND TO PAY DIVIDENDS.

     We have never declared or paid cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the future. Payment of any future dividends on our common stock will depend upon our earnings and capital requirements, the terms of our debt facilities and other factors that our board of directors considers appropriate.

IF A TRADING MARKET DEVELOPS, ESESIS'S COMMON STOCK MAY BE SUBJECT TO "PENNY STOCK" REGULATIONS WHICH IMPOSE SIGNIFICANT LIMITATIONS ON THE ABILITY OF BROKER-DEALERS TO ENTER TRADES IN OUR COMMON STOCK.

     Our common stock will likely be subject to the penny stock rules. A "penny stock" is defined as a stock that has a price of $5.00 or less. The rules relating to "penny stocks" impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For example, the broker-dealer must deliver to its customer prior to effectuating any transaction, a risk disclosure document which sets forth information as to the risks associated with "penny stocks," information as to the salesperson, information as to the bid and ask prices of the "penny stock," the importance of the bid and ask prices to the purchaser, and investor's rights and remedies if the investor believes he/she has been defrauded. Also, the broker-dealer must disclose to the purchaser its aggregate commission received on the transaction, current quotations for the securities and monthly statements which provide information as to market and price information. In addition, for transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale.

RISKS RELATED TO OUR INDUSTRY

WE MAY UNDERESTIMATE THE COST OF A PROJECT WHEN WE SUBMIT A BID.

     We anticipate that a significant amount of our business will be done on a contract basis as a result of competitive bidding. We will be required to estimate the costs involved with the applicable job prior to submitting a bid and therefore, if awarded the job, will bear the risk if actual costs exceed the estimated amounts.

WE MAY NOT BE ABLE TO COMPETE IN OUR TARGET INDUSTRY.

     We will compete with numerous firms in the environmental inspection and consulting business, some of which have resources exceeding those of Esesis. In particular we believe that the asbestos consulting market is a relatively mature industry with little growth potential.

WE MAY FACE INCREASED LIABILITY AS A RESULT OF OUR ASBESTOS CONSULTING
SERVICES.

     Asbestos consulting services may expose our employees and others to dangerous elements, and although we take extensive precautions, we may not avoid liability to persons so exposed. Furthermore, Esesis maintains an insurance program consistent with our financial priorities; however, there can be no assurance that this program will be adequate or that it will be available to us in the future. The lack of an adequate insurance program could have a material and adverse effect upon our ability to secure and perform contracts.

GOVERNMENTAL REGULATIONS MAY CHANGE TO OUR DETRIMENT.

     Demand for our services is related to various federal, state and local laws and substantial regulation under the laws of governmental agencies, including the Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with such federal and state entities. Governmental authorities have the power to enforce compliance with those regulations and to obtain injunctions or impose fines in the case of violations. In the future, we may be required under those regulatory requirements to increase capital and operating expenditures in order to maintain current operations or initiate new operations. Under certain circumstances, we may be required to curtail certain operations until a particular problem is remediated or to undertake other corrective measures. Amendments to current laws and regulations governing our operations or more stringent implementation thereof could have a material adverse effect on us or require substantial capital expenditures to comply with such laws and regulations.

     We have no control over governmental regulation of the environment. Current regulations could change resulting in the need for Esesis to incur significant costs over the budgeted amounts in order to comply with such regulations. Alternatively, the regulatory environment could relax, due, for example, to political or economic pressures, which could reduce the demand for our services.

RISKS RELATED TO THE OFFERING

AFTER THE OFFERING, THE CURRENT OFFICERS AND DIRECTORS WILL RETAIN A STOCK OWNERSHIP AMOUNT SUFFICIENT TO INFLUENCE ESESIS.

     Prior to the offering, the current officers and directors of Esesis beneficially owned approximately 41% of the outstanding common stock of Esesis. Following the offering, the current officers and directors of Esesis will continue to own, in the aggregate, approximately 41% of the outstanding common stock. Accordingly, after the offering, the current officers and directors of Esesis, acting as a group, will continue to have the ability to influence Esesis' management, operations and affairs.

THE RESALE OF OUR COMMON STOCK IN THIS OFFERING MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     Sales of substantial number of shares of common stock in the public market following the offering could adversely affect the market price of our common stock. Upon completion of the offering, Esesis will have outstanding 20,400,000 shares of common stock. 15,200,000 of these shares will be freely tradeable without restriction or further registration under the Securities Act. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

PURCHASERS OF OUR COMMON STOCK WILL INCUR IMMEDIATE AND SUBSTANTIAL
DILUTION.

     Our existing shareholders acquired their shares of common stock at an average cost substantially below the book value of our common stock. Therefore, the purchasers of common stock in the offering may experience immediate and substantial dilution.

WE HAVE RESERVED A SUBSTANTIAL NUMBER OF SHARES FOR ISSUANCE UPON
EXERCISE OF WARRANTS/OPTIONS THAT MAY CAUSE SUBSTANTIAL DILUTION.

     We currently have reserved 20,200,000 shares of our common stock pursuant to warrants/options exercisable until November 11, 2003. The exercise of warrants/options by a substantial number of holders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of equity securities.

WE DO NOT HAVE AN UNDERWRITER FOR OUR OFFERING, WHICH MAY MAKE IT MORE DIFFICULT TO SUCCESSFULLY COMPLETE THIS OFFERING.

     We are offering 200,000 shares of common stock on a direct placement basis under the provisions of Rule 3a4-1 of the Exchange Act. We have never engaged in the public sale of our securities, and have no experience in conducting public securities offerings. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering.

There can be no assurance that we will be successful in selling any shares of common stock offered hereby, and as a result, we may not receive any proceeds from our direct offering.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR DIRECT OFFERING WE MAY NOT RAISE SUFFICIENT PROCEEDS TO COMMENCE
SIGNIFICANT OPERATIONS.

     Under the terms of our direct offering, there is no minimum number of shares that must be sold, or a minimum amount that will be raised, and Esesis will not refund any funds to you. Upon receipt, offering proceeds will be deposited into Esesis' operating account and used to conduct the business affairs of Esesis. Because there is no minimum number of shares that must be sold or a minimum amount that will be raised, and because we will not refund any funds to you, it is possible that we may not raise enough funds to sustain operations. If we are unable to receive sufficient funds from our direct offering, we may have to seek other sources of financing.

     There is no assurance that additional sources of funding will be available at a reasonable cost. In the event that we are unsuccessful in raising sufficient funds in this or any other offerings to continue our operations, it is likely that purchasers of our common stock will own shares in a company that has an illiquid smaller market for its shares or will lose their investments.

WE HAVE ARBITRARILY DETERMINED THE INITIAL PUBLIC OFFERING PRICE OF THE COMMON STOCK IN OUR DIRECT PLACEMENT OFFERING WITHOUT REGARD TO
TRADITIONAL VALUATION CRITERIA.

     The price of the 200,000 shares we are offering for sale under this prospectus was arbitrarily determined in order for us to raise up to a total of $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among factors considered were our limited operating history, the proceeds to be raised by the offering and our relative cash requirements. The initial public offering price may not be indicative of the market price for the common stock after the offering, which price may decline below the initial offering price.


               SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     We have made some statements in this prospectus, including some under "Risk Factors," "Management's Plan of Operations," "Business" and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under: "Risk Factors" and elsewhere in this prospectus. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                             USE OF PROCEEDS

     There is no minimum number of shares that must be sold in our direct offering. Accordingly, based on an initial offering price of $.25 and 200,000 shares available for sale, we will receive anywhere from $0 to $50,000 in our direct offering (before offering expenses) based on the number of shares we are able to sell. Such proceeds will be used for general corporate purposes, including working capital and the funding of our anticipated operations.

     As of the date of this prospectus, we have not allocated any specific amount of the proceeds for any of the purposes described above. The amounts to be expended for the purposes listed above will depend upon a number of factors, including conditions in the environmental inspection and consulting market.

     We will not receive any of the proceeds from the sale of common stock by the Selling Shareholders.


                             DIVIDEND POLICY

     Esesis initially expects that all earnings, if any, will be retained to finance our growth and that no cash dividends will be paid for the foreseeable future. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future after taking into account various factors, including Esesis's financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets, divided by the number of shares of common stock outstanding.

     Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders who paid nominal consideration for their shares. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.

     The following table illustrates the pro forma per share dilution, assuming the sale of all of the 200,000 shares offered by Esesis.

     Offering price per share . . . . . . . .            $.25
     Net tangible book value before the
       Offering . . . . . . . . . . . . . . .  $.0005
     Increase per share attributed to new
       investors. . . . . . . . . . . . . . .  $.0024

     Pro forma net tangible book value per
       share after the offering . . . . . . .  $.0029

     Dilution in net tangible book value to
       new investors. . . . . . . . . . . . .            $.2471
                                                         ======

     The following table summarizes as of the date of this prospectus, the difference (based on an assumed initial offering price of $.25 per share and assuming all of the 200,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                                              Total         Average
                       Shares Purchased   Consideration      Price
                      Number    Percent       Amount       Per Share    Percent
                      ------    -------       ------       ---------    -------
Existing
Shareholders(1)     20,200,000     99%       $  20,200       $.001         29%

New Investors          200,000      1%       $  50,000        $.25         71%
                    ----------    ----       ---------                    ----

Total(2)            20,400,000    100%       $  70,200                    100%
                    ==========    ====       =========                    ====

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002.
(2) The foregoing does not include 20,200,000 shares reserved for issuance pursuant to warrants/options exercisable until November 11, 2003.

                             CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002 on an actual basis. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.

                                                         As of
                                                     September 30,
                                                     -------------
                                                         2002
                                                         ----
Capitalization:
  Stockholders' equity:
    Preferred stock, $.01 par value,
      10,000,000 shares authorized, no
      shares issued and outstanding                    $      -
    Common stock, $.0001 par value,
      900,000,000 shares authorized,
      20,200,000 issued and outstanding                      2,020
  Additional paid-in capital                                18,180
  Stock subscription receivable                               -
  Accumulated deficit                                      (10,005)
                                                       -----------
    Total shareholders' equity                              10,195
                                                       -----------
      Total capitalization                             $    10,195
                                                       ===========

     These amounts do not include 20,200,000 shares of common stock we may issue upon exercise of warrants/options exercisable until November 11, 2003. The warrants/options have an exercise price of $.25 per share.


        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

     There is presently no public market for Esesis' common stock. The management of Esesis anticipates applying for trading in its common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Esesis can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF ESESIS COMMON STOCK

     As of the date of this registration statement, Esesis has sixteen
(16) registered shareholders.

RULE 144 SHARES

     At present, there are no shares of Esesis common stock which are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of Esesis common stock then outstanding which, in the case of Esesis, will equal approximately 202,000 shares as of the date of this prospectus; or

     2. The average weekly trading volume of Esesis' common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about Esesis. At present, there are no shareholders whose shares would qualify under Rule 144. 20,200,000 shares shall become eligible under Rule 144 after August 2003.

     Under Rule 144 (k) a person who is not one of Esesis' affiliates at any time during the three (3) months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

     As of the date of this prospectus, no shares may be sold pursuant to Rule 144.

                     MANAGEMENT'S PLAN OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS AND RELATED NOTES OF ESESIS INCLUDED IN THIS PROSPECTUS, BEGINNING ON PAGE F-1. THE DISCUSSION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS APPLY TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

GENERAL

     We are currently in the development stage and there has been no significant revenues earned from planned principal operations. To date we have conducted limited operations related to organizational matters. We were organized to perform environmental inspection and consulting services related to the abatement, remediation and maintenance of asbestos, lead paint and toxic mold contamination. Initially, we intend to provide our services to private clients and governmental entities in central Texas. Our operations, which are conducted through our wholly owned operating subsidiary, Esesis Environmental, have been focused in central Texas, through our office in Waco, Texas. If our Waco office is successful, we anticipate that within the next twelve (12) months, we will open an office in Dallas/Fort Worth, Texas and hope to open additional offices in Houston, Texas and Denver, Colorado in the next three (3) years. We have estimated that each office will cost approximately $40,000 to open.

     We anticipate that we can satisfy our cash requirements, which we estimate to be approximately $1,000,000, for the next twelve (12) months. We believe we can satisfy these cash requirements through revenues generated from environmental consulting contracts. In addition, we hope to raise $250,000 in the next twelve (12) months, to be used to help expand our business and for general corporate purposes. We hope to raise these funds through the private placement of debt or equity and by bank borrowings. If we are unable to raise $250,000 through these efforts, we may be limited in our ability to expand our business, however, we believe we would still be able to grow at a much slower rate.

     It is not anticipated that there will be any significant capital expenditures in the next twelve (12) months to acquire equipment or other fixed assets. Esesis does not currently have any employees and its President and Treasurer, Mark Hogan, and Secretary, Robert Wunder, do not receive any compensation for their services. Esesis Environmental currently has nine (9) employees, and the number of employees is expected to grow to twelve (12) if offices in Dallas and Houston are opened. The decision to open additional offices or employ additional personnel will be based on the market acceptance of our services and our ability to successfully bid on contracts.

                                BUSINESS

BACKGROUND

     Esesis, Inc. is a developmental stage Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental, Corp., provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. As of the date of this prospectus we have conducted only limited operations related to organizational matters and have not received any significant revenues from planned operations. Initially, our services are offered only in Texas through our subsidiary's office in Waco, Texas. However, our business plan anticipates expansion to other states within the next three (3) years.

     Our business plan anticipates that we will provide our services to both private sector clients and governmental entities. We anticipate that we will derive the majority of our revenues from inspection and consulting services. Likely, we will be hired by building owners, property management firms, insurance adjustors or individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services will develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Esesis Environmental's principal executive offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710.

MARKET OVERVIEW AND OUR SERVICES

ASBESTOS CONSULTING

     The asbestos consulting industry developed due to increased public awareness in the early 1970's of the health risks associated with asbestos, which was extensively used in building construction and required public school inspections.

     Asbestos, which is a fibrous mineral found in rock formations throughout the world, was used extensively in a wide variety of construction-related products as a fire retardant and insulating material in residential, commercial and industrial properties. During the period from approximately 1910 to 1978, asbestos was commonly used as a construction material in structural steel fireproofing, as thermal insulation on pipes and mechanical equipment and as an acoustical insulation material. Asbestos was also used as a component in a variety of building materials (such as plaster, drywall, mortar and building block) and in caulking, tile adhesives, paint, roofing felts, floor tile and other surfacing materials.

     In the early 1970's, it became publicly recognized that inhalation or ingestion of asbestos fibers was a direct cause of certain diseases, including asbestosis (a debilitating pulmonary disease), lung cancer, mesothelioma (a cancer of the abdominal and lung lining) and other diseases. In particular, friable asbestos-containing materials ("ACM") were designated as a potential health hazard because these materials can produce microscopic fibers and become airborne when disturbed.

     The Environmental Protection Agency (the "EPA") first banned the use of asbestos as a construction material in 1978 and the federal government subsequently banned the use of asbestos in other building materials as well.

     Most structures built before 1978 contain ACM in some form and surveys conducted by the federal government have estimated that 31,000 schools and 733,000 public and commercial buildings contain friable ACM. Also, many more industrial facilities are known to contain asbestos.

     The asbestos consulting industry grew rapidly in the 1980's due to increasing public awareness and concern over health hazards associated with ACM, legislative action mandating safety standards and requiring abatement in certain circumstances, and economic pressures on building owners seeking to satisfy the requirements of financial institutions, insurers and tenants. During the last ten years the industry has remained stable with revenues tracking the general economic cycle.

     Esesis hopes to maintain expertise in all types of asbestos consulting including removal and disposal, enclosure and encapsulation. Our asbestos inspection and consulting work will be completed in accordance with EPA, OSHA, state and local regulations governing asbestos abatement operations, disposal and air monitoring requirements. Primarily, we anticipate that our revenue will come from performing asbestos inspections and consulting for buildings being renovated. Specifically, the state of Texas requires a Texas Department of Health licensed asbestos inspector to conduct an asbestos inspection prior to a building permit being issued for any renovation or demolition of any facility that is not a residence less than a four-plex. Contractors, building owners and property management firms are levied significant fines for non-compliance for asbestos. For example, the fine for conducting renovation or demolition activities without an asbestos inspection is $10,000. Furthermore, our research indicates that asbestos inspections consistently discover asbestos present in buildings built prior to the mid 1980's, which may create an additional income stream for Esesis because the Texas Department of Health requires project design and specifications be detailed in a project plan prior to renovation work being started, and project management and air monitoring during the renovation project. Esesis will provide these services to our clients as well.

LEAD

     During the 1990's an increasing awareness of the dangers associated with lead developed. While lead poisoning takes many forms, the most serious and troubling in the United States is the danger posed to children and infants from the ingestion of lead, primarily in the form of paint chips containing lead. Ingestion of lead has been proven to reduce mental capacities and is especially detrimental to children in the early stages of development.

     The low income and public housing markets, and the public school markets, due to the age of the structures, contain a significant amount of lead paint that is flaking and peeling. In response to this problem many municipal and state governments have developed programs to remediate the structures. For example, the Department of Housing and Urban Development ("HUD") has designated residences (single or multifamily) constructed prior to 1978 as "Target Housing," which must have a lead paint inspection and risk assessment of their properties in the near future.

     Esesis intends to capitalize on the increasing awareness and regulations surrounding lead paint contamination on older buildings by providing the initial inspection requisite to properly identify lead paint. The majority of apartments in Texas have not had the HUD lead based paint inspection and a significant increase in inspection volume is expected as building owners will carry potentially significant liabilities if they do not inspect for and disclose lead risk.

     We own specialized equipment for lead testing and believe there are few environmental consulting firms with equipment similar to ours which is capable of quickly and cost effectively testing for lead. We own a SciTech Map 4 XRF, which enables us to conduct lead based paint inspections without having to collect bulk samples and forward them to testing laboratories for analysis. The testing is done quickly and cost effectively on-site. Furthermore, this equipment alleviates the need to damage walls to take samples and eliminates the cost of repairing such damage. This equipment also allows for the collection of samples in the amounts specified by HUD.

INDOOR AIR QUALITY / MICROBIAL REMEDIATION

     Health professionals have been aware of the deleterious effects of certain types of molds for decades but the issue has gained increased public awareness in recent years. Studies indicate that 50% of all homes contain mold and that the dramatic increase in asthma over the past 20 years can be attributed to mold. Esesis's current focus is on toxic mold inspection in both commercial and residential structures. Our services will include the identification and development of remediation plans, detailing methods and performing microbial (mold, fungus, etc.) abatement in commercial, residential, educational, medical and industrial facilities.

     We believe that the increase in awareness and concern over toxic mold because of the health implications of toxic mold contaminations in buildings will drive rapidly increasing demand for mold and air quality testing services. With the current state of the indoor air quality industry, it is likely that this field will be litigation driven, similar to asbestos in prior years, as building owners may be exposed to liability if they ignore indoor air concerns. Furthermore, this is an important area of interest to Esesis, as contractors on mold remediation projects on buildings built prior to 1980 must assume items such as wall textures, thermal system insulation and floor tile with related mastics contain asbestos unless inspection is conducted to refute this assumption. Esesis believes it can garner asbestos testing service revenue through relationships with mold and asbestos remediation contractors. To conduct a mold inspection in a public, commercial or industrial facility the inspector is required to have appropriate asbestos inspector training and/or licensing.

TARGET MARKET

     Esesis has identified Texas as a growing market for its services because Texas has been one of the most aggressive states in terms of requiring asbestos and lead inspections prior to renovation projects. Our initial operations will be focused in Texas through Esesis Environmental's office in Waco. We anticipate that if our Waco operations are successful we will expand operations to the Dallas and Houston offices within the next three (3) years.

     We believe market demand for our services will be directly correlated to the level of renovations occurring on older buildings in the geographic region we serve. In Texas, all renovations and demolitions of public, commercial and industrial facilities require an asbestos inspection prior to any manipulation of building materials.
Most other states have similar requirements. While the economy in general has exhibited poor performance, real estate and construction markets have shown resilience with the aid of record low interest rates and stable real estate values. We believe that these factors, coupled with the regulatory environment for environmental issues, will contribute to renovation levels that will drive demand for Esesis's services for the foreseeable future.

     We intend to work with and market to asbestos, lead paint and mold remediation firms, real estate firms, property management firms, architects, building owners, schools and governments.

OPERATIONS

     Esesis will initially serve the Dallas/Fort Worth and Austin, Texas markets through Esesis Environmental's office in Waco, Texas. We will provide services on a project authorization to proceed basis. Individual projects will be competitively bid, although most contracts with private owners will ultimately be negotiated. We estimate that the majority of contracts undertaken will be on a fixed price basis and the length of the contracts will typically be one to five days; however, larger projects may require thirty to sixty days or longer to complete.

     We will closely monitor contracts by assigning responsibility for each contract to a project manager, and/or air monitoring technician, who will coordinate the project until its completion. All personnel conducting asbestos or lead related activities will be appropriately trained and licensed. The contracted work will be performed by a qualified labor force in accordance with regulatory requirements and contract specifications, which will describe worker safety and protection procedures, air monitoring protocols and abatement methods.

     As described elsewhere, our operations are currently limited to Texas, and the majority of our efforts are located in the regional office in Waco, Texas. Regional marketing and project operations are performed by members of senior management. Since we will be able to perform work throughout the year, the business is not considered seasonal in nature. However, it is affected by the timing of contracts.

     Operations are managed with a focus on keeping staffing levels at a minimum while providing quality service. To accomplish this, we will cross train personnel to be qualified and appropriately licensed in asbestos inspection, asbestos project management, asbestos air monitoring, lead paint inspection and air quality inspection. This cross training will allow us to keep our operations and scheduling flexible, and to use personnel in areas of strength. Furthermore, overhead expenses are limited because we do not require a high visibility or walk-in business location and office space can be located in less expensive industrial office parks.

LICENSES

     Esesis Environmental is licensed and/or certified in all jurisdictions where required in order to conduct operations. In addition, certain management and staff members are licensed and/or certified by various governmental agencies and professional organizations. Esesis Environmental currently holds a license from the Texas Department of Health as a Licensed Asbestos Consultant Firm. Esesis Environmental has also applied with the Texas Department of Health for a Lead Consulting License and such application is currently pending. At this time there are no licenses required to perform air quality testing. However, several reputable institutions provide training and certification for indoor air quality professionals and Esesis Environmental personnel have attended such training.

INSURANCE

     Esesis Environmental maintains liability and errors and omission insurance for claims arising from our business. The policy, which provides a $1,000,000 limit per claim and in the aggregate, insures against both property damage and bodily injury arising from the contracting activities of our subsidiary. The policy is written on an "occurrence" basis which provides coverage for insured risks that occur during the policy period, irrespective of when a claim is made. Esesis is named as an additional insured on the policy.

COMPETITIVE CONDITIONS

     The environmental inspection and consulting industry is highly competitive and includes both small firms and large diversified firms which have the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. We hope to compete on the basis of competitive pricing, a reputation for quality and safety and the ability to obtain the appropriate level of insurance. We also plan to target clients in rural areas where competition is not as great.

GROWTH STRATEGY

     Esesis's growth strategy relies on growing existing operations and through a series of regional office openings in what management believes are attractive markets. Esesis currently has one regional office in Waco, Texas. This office will continue its focus on rural areas in Texas primarily between Austin and Dallas, where we can capitalize on our market presence and relatively low level of competition.

     It is anticipated that Esesis will open an office in the Dallas/Fort Worth market within the next year. A third and fourth office will be opened in Houston and Denver within the next three years. We hope to open additional regional offices in the future as market conditions allow. Esesis has projected an additional $40,000 in expenses for each office opening.

GOVERNMENT REGULATIONS

     Numerous regulations at the federal, state and local levels impact the environmental industry, including the EPA's Clean Air Act and Occupational Safety and Health Administration ("OSHA") requirements. As outlined below, these agencies have mandated procedures for monitoring and handling asbestos and lead containing material during abatement projects and the transportation and disposal of ACM and lead following removal.

     Current EPA regulations establish procedures for controlling the emission of asbestos fibers into the environment during removal, transportation or disposal of ACM. The EPA also has notification requirements before removal operations can begin. Many state authorities and local jurisdictions have implemented similar programs governing removal, handling and disposal of ACM.

     The health and safety of personnel involved in the removal of asbestos and lead are protected by OSHA regulations which specify allowable airborne exposure standards for asbestos workers and allowable blood levels for lead workers, engineering controls, work area practices, supervision, training, medical surveillance and decontamination practices for worker protection.

     We believe that our operations will be conducted in compliance with all of the federal, state and local statutes and regulations that affect our asbestos and lead abatement business. The indoor air quality industry that we also operate in is not currently as regulated as the asbestos and lead abatement industries.

EMPLOYEES

     Esesis does not have any employees and its President, Mark Hogan, and Secretary, Robert Wunder, do not receive any compensation for their services. As of December 20, 2002, Esesis Environmental employs nine (9) employees consisting of senior management and staff employees at its offices in Waco, Texas. The employees include accounting, administrative, sales and clerical personnel as well as project managers and field supervisors. Esesis Environmental may also employ contractors for field operations based upon specific projects. Contractors who provide services may be represented by a number of different unions. We consider our employee labor relations to be good.

PROPERTY

     Our headquarters are located at 7345 E. Peakview Avenue, Centennial, Colorado 80111. This space consists of approximately 800 square feet of office space. We use the office space pursuant to a verbal agreement where we pay $200 a month in rent on a month-to-month basis. Marshall Griffin, a director, owns approximately 25% of the outstanding capital stock of Secured Structures Settlement Corp., the owner of the building where we maintain our Colorado offices. Furthermore, Terry Whiteside, a beneficial owner of our common stock, owns approximately 75% of the outstanding capital stock of Secured Structures Settlement Corp. We believe our lease is on terms competitive with similar offices in the area. Esesis Environmental maintains its executive offices at 5601 Edmond Avenue, Suite A, Waco, Texas 76710. Esesis Environmental leases approximately 800 square feet of office space pursuant to a verbal agreement for $300 per month, on a month-to-month basis.

                               MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

     The following table sets forth information regarding our executive officers and directors as well as other key members of our management:

     NAME                 AGE    POSITION

     Mark E. Hogan        61     President, Treasurer and a Director
     Robert D. Wunder     53     Secretary and a Director
     Marshall Griffin     30     Director
     Charles Thorn        64     Manager of Esesis Environmental, Corp.

     Our articles of incorporation and bylaws provide that the number of members of our board of directors shall be not less than one (1) and not more than nine (9) members. Our current number of directors is three
(3). Directors are elected by the shareholders at the annual meeting and serve until their successors are duly elected and qualified. Directors are elected for a term of one (1) year. All of the officers of Esesis serve at the discretion of our board of directors.

     The following is a biographical summary of the business experience of our directors, executive officers and key personnel:

     MARK HOGAN has served as president, treasurer and a director of Esesis since July 2002. He is responsible for strategic planning and administrative operations. Since 1977, he has been Area Vice President of Gallagher Byerly, Inc., an employee benefits consulting firm. At Gallagher Byerly, Mr. Hogan is primarily involved in consulting and project management for employee benefit plans. Mr. Hogan is a Certified Employee Benefit Specialist (CEBS). He devotes 25% of his time to Esesis.

     ROBERT WUNDER has served as secretary and a director of Esesis since July 2002. From 1999 to 2002, Mr. Wunder was Vice President of Venture Vision Corp., a venture capital company located in Greenwood Village, Colorado. In this capacity, Mr. Wunder assisted in locating, evaluating and promoting mining properties located in Mexico, Zimbabwe and Chile. From 1996 to 1998, Mr. Wunder was the Sr. Vice President of Project Development for Echo Bay Mines Ltd., a gold mining company with headquarters in Greenwood Village, Colorado. At Echo, Mr. Wunder managed all requirements for project feasibility and construction. Mr. Wunder is also a partner in Spectrum Galleries Fine Art, a fine art gallery in Folsom, California that he established in 1998. Mr. Wunder received a B.S. in Engineering from the Colorado School of Mines in 1972 and an M.B.A. from the University of Utah in 1980. He devotes 10% of his time to Esesis.

     MARSHALL GRIFFIN has been a director of Esesis since July 2002. Mr. Griffin is currently an Associate at Summit Capital Partners, LLC, an investment banking firm in Los Angeles, California. From 1999 to 2002, Mr. Griffin was a business and financial analyst at Global MB, a private equity firm in Denver, Colorado. During 1998, Mr. Griffin was a financial analyst in the international group at Daniels & Associates, a Denver based investment banking firm. From 1995 to 1996, Mr. Griffin worked for Brookfield Davidson Homes, a large real estate development company where he gained experience in contract negotiation, budgeting and project management. Mr. Griffin received a B.A. in History from the University of Colorado in 1995 and an M.B.A. from Escuela Superior de Administration y Direccion de Empresas in Barcelona, Spain in 1998.

     CHARLES THORN has served as manager of Esesis Environmental, Corp. since October 1, 2002. In his capacity as manager he is responsible for the day-to-day operations of Esesis Environmental, including the bidding and negotiation of contracts. Furthermore, Mr. Thorn is responsible for fulfilling those contracts with appropriately trained and licensed staff in a manner consistent with all applicable laws and regulations. Mr. Thorn has been working in the environmental consulting industry in Texas since 1988 as an independent contractor. From 1988 to 1990, he specialized in Asbestos Hazard Emergency Response Act ("AHERA") compliance for schools. Since 1990, he has gained experience in asbestos, lead paint and toxic mold testing and consulting. Mr. Thorn is licensed or certified as an Individual Asbestos Consultant, Asbestos Air Monitor, Asbestos Management Planner, Lead Risk Assessment, Asbestos Supervisor, Asbestos Contractor, Asbestos Project Designer and ASTM Site Assessment. Mr. Thorn has specific expertise in compliance with Texas Department of Health and Environmental Protection Agency regulations concerning asbestos in public buildings and AHERA compliance. Mr. Thorn devotes 100% of his time to the business of Esesis Environmental.

FOUNDER

     Gary Griffin has assisted Esesis in its formation, organizing its business structure and developing our business plan. He has not received any compensation for his services. Mr. Griffin will be available to us in the future on an as-needed basis in a consulting capacity. Mr. Griffin is the father of Marshall Griffin, one of our directors, and the husband of Terry Whiteside, a beneficial owner of 18% of our common stock. Although Mr. Griffin disclaims any ownership in the shares of common stock owned by Terry Whiteside, he may be deemed to be the beneficial owner of the shares of common stock owned by his wife and therefore may be deemed a Selling Shareholder in this offering.

BOARD COMMITTEES

     We do not currently have any committees of the board of directors.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF
LIABILITY

     Our articles of incorporation provide for us to indemnify any director against any liability asserted against or incurred by such director in such capacity or arising out of the status as a director to the maximum extent permitted by law. We will pay for or reimburse the reasonable expenses (including attorney's fees) incurred by a director who is a party to a proceeding in advance of final disposition to the maximum extent permitted by law. We will indemnify and advance expenses to any officer, employee or agent who is not a director as may be authorized by the board of directors or when required by applicable law.

     At present, there is no pending or threatened litigation or proceeding involving any director or officer, employee or agent of ours where such indemnification will be required or permitted.

FAMILY RELATIONSHIPS

     There is no family relationship between any director or executive officer of Esesis and any other director or executive officer of Esesis. However, our founder, Mr. Gary Griffin, is the father of Marshall
Griffin, one of our directors.

                         EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid to our president and any other individuals who served as executive officers since our inception in July 2002. No executive officers earned any compensation for services rendered on our behalf.

SUMMARY COMPENSATION TABLE

===========================================================================================================
                                       SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------
                                                                    Long Term Compensation
                                                                 ------------------------------
                     Annual Compensation                                  Awards        Payouts
-----------------------------------------------------------------------------------------------

      (a)             (b)      (c)          (d)         (e)         (f)         (g)     (h)      (i)

                                                       Other                                     All
     Name                                              Annual    Restricted             LTIP     Other
     and                                               Compen-     Stock      Options/  Pay-    Compen-
   Principal                  Salary       Bonus       sation     Award(s)      SARs    outs    sation
   Position         Year (1)   ($)          ($)         ($)         ($)        (#)(2)    ($)     ($)
-----------------------------------------------------------------------------------------------------------
Mark Hogan,          2002    $0           $0           $0            $0        -0-        $0     $0
 President

Robert Wunder,       2002    $0           $0           $0            $0        -0-        $0     $0
 Secretary
===========================================================================================================

(1) Esesis was incorporated and Messrs. Hogan and Wunder commenced their employment in July 2002.

COMPENSATION OF DIRECTORS

     Our directors do not currently and have never received any compensation for serving as directors to date. However, we expect to adopt a plan of reasonable compensation for our directors. We intend to reimburse all of our non-employee directors for all direct expenses incurred by them in attending a board of director meeting and any committee meeting on which they serve.

EMPLOYMENT AGREEMENTS

     We currently do not have any employment agreements with any of our executive officers and to date, no executive officer has received any compensation from Esesis. However, Charles Thorn, the manager of Esesis Environmental, has entered into an employment agreement with Esesis Environmental. He receives a salary of $60,000 per year, plus a $700 per month car allowance and other benefits and bonuses to be determined by Esesis Environmental. The agreement is for an indefinite term and may be terminated by either party upon ninety (90) days notice.

STOCK OPTIONS

     We have no stock option plan and no officers or directors have received any options to purchase our common stock as part of their executive compensation. However, as disclosed under "Principal Shareholders" certain officers and directors purchased shares of common stock and warrants/options to purchase common stock pursuant to a private placement in August 2002. The common stock and warrants/options were purchased on the same terms as offered to all other purchasers in the private placement. The warrants/options are exercisable until November 11, 2003 at an exercise price of $.25 per share.

                         PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table specifies the amount of our shares of $.0001 par value common stock that each beneficial owner of 5% or more of our common stock holds:

                               NUMBER OF SHARES      PERCENTAGE OF COMMON
NAME OF BENEFICIAL OWNER     BENEFICIALLY OWNED(1)     STOCK OUTSTANDING
------------------------     ---------------------     -----------------

John Bradley (2)                   2,000,000                 9.43%
James Dillon (3)                   2,000,000                 9.43%
Equitas, Corp. (4)                 2,000,000                 9.43%
Philip Georgeson (5)               2,000,000                 9.43%
Gary Griffin (6)                   4,000,000                18.02%
Gayle Griffin (7)                  2,000,000                 9.43%
Insurenational, A.V.V. (8)         2,000,000                 9.43%
Keith Johnson (9)                  2,000,000                 9.43%
Ken Leitmayr (10)                  2,000,000                 9.43%
Jon Olsen (11)                     2,000,000                 9.43%
Neoma Palmer (12)                  2,000,000                 9.43%
Venture Vision, Inc. (13)          2,000,000                 9.43%
Lane Whiteside (14)                2,000,000                 9.43%
Terry Whiteside (15)               4,000,000                18.02%
James Wood (16)                    2,000,000                 9.43%
____________
The footnotes for this table appear below the next table.

SECURITY OWNERSHIP BY MANAGEMENT

     The following table specifies the amount of our shares of $.0001 par value common stock that each executive officer and director holds:


                               NUMBER OF SHARES      PERCENTAGE OF COMMON
NAME OF BENEFICIAL OWNER     BENEFICIALLY OWNED(1)     STOCK OUTSTANDING
------------------------     ---------------------     -----------------

Mark Hogan (17)                    400,000                   1.96%
Marshall Griffin (18)           10,000,000                  39.68%
Robert Wunder (19)                  --                        --
All officers and directors      10,400,000                  40.94%
 as a group (3 persons)
_______________
*    Less than 1%
(1) Includes shares of common stock not outstanding, but which are subject to warrants/options exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding common stock with respect to the holder of such warrants/options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Mr. Bradley is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Bradley's address is 21034 E. Portland Place, Aurora, Colorado 80016.
(3) Mr. Dillon is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Dillon's address is 1925 S. Vaughn Way, #29-313, Aurora, Colorado 80014.
(4) Equitas, Corp. is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. The business address of Equitas, Corp. is 0832-100 World Trade Center, Panama, Republic of Panama.
(5) Philip Georgeson is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Georgeson's address is 8547 E. Arapahoe Road, #J290, Centennial, Colorado 80112.
(6) Mr. Griffin may be deemed to be the beneficial owner of the shares of common stock and warrants/options owned by his wife, Terry Whiteside. However, Mr. Griffin disclaims such ownership. Information concerning Mrs. Whiteside's ownership is described in footnote 15.
(7) Mr. Griffin is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Griffin's address is 16117 Rustic Lane, Austin, Texas 78717.
(8) Insurenational, A.V.V. is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock exercisable until November 11, 2003 at an exercise price of $0.25 per share. The business address of Insurenational, A.V.V. is 49 West Park Road, Montgomery Park, Johannesburg 2195, Republic of South Africa.
(9) Keith Johnson is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Johnson's address is 9678 E. Arapahoe Road, #152, Centennial, Colorado 80112.
(10) Ken Leitmayr is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Leitmayr's address is P.O. Box 1477, Castle Rock, Colorado 80104.
(11) Jon Olsen is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Olsen's address is 1580 Saddle Ridge Drive, Evergreen, Colorado 80439.
(12) Neoma Palmer is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Ms. Palmer's address is 2000 S. Dayton Street, Denver, Colorado 80247.
(13) Venture Vision, Inc. is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Venture Vision's business address is 1200-999 Hastings Street, West, Vancouver, BC V6C 2W2.
(14) Lane Whiteside is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11,

     2003 at an exercise price of $0.25 per share. Mr. Whiteside's address is 4143 Lenox Court, Denver, Colorado 80211.
(15) Terry Whiteside is the beneficial owner of 2,000,000 shares of common stock and warrants/options to purchase 2,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mrs. Whiteside's address is 7345 Peakview Ave., Centennial, Colorado 80111.
(16) James Wood is the beneficial owner of 1,000,000 shares of common stock and warrants/options to purchase 1,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Wood's address is 132 Springs Edge, Montgomery, Texas 77356.
(17) Mark Hogan is the beneficial owner of 200,000 shares of common stock and warrants/options to purchase 200,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Hogan's address is 7 East Skye Lane, Highlands Ranch, Colorado 80130.
(18) Marshall Griffin is the beneficial owner of 5,000,000 shares of common stock and warrants/options to purchase 5,000,000 shares of common stock, exercisable until November 11, 2003 at an exercise price of $0.25 per share. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.
(19) Robert Wunder does not own any common stock or warrants/options.
     His address is 431 Thorn Apple Way, Castle Rock, Colorado 80108.

CHANGES IN CONTROL

     We are not aware of any arrangements which may result in a change in control of Esesis.


                          CERTAIN TRANSACTIONS

CONFLICTS RELATED TO OTHER BUSINESS ACTIVITIES

     As described under "Management," our officers and directors devote a substantial amount of their time to other business ventures and only devote a limited amount of time to the business of Esesis. There may develop conflicts of interest in the future if our officers and directors cannot devote the necessary amount of time to our business as is required. At the present time, no such conflicts exist. Each of our directors and officers has a duty to act in good faith and in a manner he believes to be in the best interest of Esesis.

RELATED PARTY TRANSACTIONS

     We currently have the use of approximately 800 square feet of office space in Centennial, Colorado. This space is used as our corporate headquarters. We pay $200 per month for use of the space pursuant to a verbal agreement with the building owner, Secured Structures Settlement Corp. Marshall Griffin, a director, owns approximately 25% of the capital stock of Secured Structures and Terry Whiteside, a beneficial owner of our common stock and the wife of our founder, Gary Griffin, owns approximately 75% of the capital stock of Secured Structures. We believe our lease is on terms competitive with similar offices in the area.

        DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                       SECURITIES ACT LIABILITIES

     The articles of incorporation of Esesis eliminate, subject to certain limited exceptions, the personal liability of a director to Esesis or our shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) any breach of a duty of loyalty, (ii) an act or omission which includes intentional misconduct or knowing violation of law, or (iii) any transaction from which a director derives an improper personal benefit. In addition, if at any time the Colorado law is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Colorado statute require such action.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of Esesis pursuant to the foregoing provisions, Esesis has been told that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.


                     SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, Esesis expects to have 20,400,000 shares of its common stock outstanding. The 15,200,000 shares of Esesis' common stock purchased in this offering have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act, and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of Esesis (collectively, "affiliates"). Affiliates of Esesis may generally only resell shares of the common stock publicly without registration under the Securities Act pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of Esesis may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of our common stock (204,000 shares immediately after the completion of this offering) or the average weekly trading volume in our common stock during the four (4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about Esesis.


                          SELLING SHAREHOLDERS

     The Selling Shareholders named herein are offering 15,000,000 of the 15,200,000 shares of common shares offered through this prospectus. None of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The 15,000,000 shares of common stock were acquired from Esesis in an offering that was exempt from registration pursuant to
Section 4(2) of the

Securities Act of 1933 and Regulation D and Rule 504 promulgated thereunder. The offering was completed in August 2002.

     The following table provides as of December 20, 2002, the information regarding the beneficial ownership of the common shares held by each of the Selling Shareholders including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are now being offered for each;
     3. The total number of shares that will be owned by each upon the completion of this offering;
     4.   The percentage owned by each;
     5. The identity of the beneficial holder of any entity that owns the shares.

                                          TOTAL NUMBER OF
                                           SHARES BEING
                                            OFFERED FOR    TOTAL SHARES TO
                           SHARES OWNED      SELLING        BE OWNED UPON     PERCENT OWNED
NAME AND ADDRESS OF       PRIOR TO THIS    SHAREHOLDERS     COMPLETION OF    UPON COMPLETION
SELLING SHAREHOLDER         OFFERING         ACCOUNT        THIS OFFERING    OF THIS OFFERING
-------------------         --------         -------        -------------    ----------------
John Bradley                2,000,000       1,000,000        1,000,000            4.67%
21034 E. Portland Place,
Aurora, Colorado 80016

James Dillon                2,000,000       1,000,000        1,000,000            4.67%
1925 S. Vaughn Way
#29-313
Aurora, Colorado 80014

Equitas, Corp.              2,000,000       1,000,000        1,000,000            4.67%
0832-100 World Trade Center
Panama, Republic of Panama

Philip Georgeson            2,000,000       1,000,000        1,000,000            4.67%
8547 E. Arapahoe Road
#J290
Centennial, Colorado 80112

Gary Griffin                4,000,000       2,000,000        2,000,000            8.93%
(See Terry Whiteside)

Gayle Griffin               2,000,000       1,000,000        1,000,000            4.67%
16117 Rustic Lane
Austin, Texas 78717

                                  -35-

Insurenational, A.V.V.      2,000,000       1,000,000        1,000,000            4.67%
49 West Park Road
Montgomery Park,
Johannesburg 2195
Republic of South Africa

Keith Johnson               2,000,000       1,000,000        1,000,000            4.67%
9678 E. Arapahoe Road
#152
Centennial, Colorado 80112

Ken Leitmayr                2,000,000       1,000,000        1,000,000            4.67%
P.O. Box 1477
Castle Rock, Colorado 80104

Jon Olsen                   2,000,000       1,000,000        1,000,000            4.67%
1580 Saddle Ridge Drive
Evergreen, Colorado 80439

Neoma Palmer                2,000,000       1,000,000        1,000,000            4.67%
2000 S. Dayton Street
Denver, Colorado 80247

Venture Vision, Inc.        2,000,000       1,000,000        1,000,000            4.67%
1200-999 Hastings Street
West, Vancouver, BC V6C 2W2

Lane Whiteside              2,000,000       1,000,000        1,000,000            4.67%
4143 Lenox Court, Denver
Colorado 80211

Terry Whiteside             4,000,000       2,000,000        2,000,000            8.93%
7345 E. Peakview Ave.
Centennial, Colorado 80111


James Wood                  2,000,000       1,000,000        1,000,000            4.67%
132 Springs Edge
Montgomery, Texas 77356

NOTE: Except as otherwise noted below, the named shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Gary Griffin is the husband of Terry Whiteside and may be deemed to be the beneficial owner of the shares of common stock and options owned by Mrs. Whiteside; however, Mr. Griffin disclaims such ownership. The numbers in this table assume that none of the Selling Shareholders sell shares of common stock which are not being offered in this prospectus or purchase additional shares of common stock being offered by Esesis. The number of shares indicated includes shares acquired directly from us by the Selling Shareholders as well as shares which are issuable upon the exercise of options held by the Selling Shareholders. All options held by Selling Shareholders are exercisable until November 11, 2003 at an exercise price of $.25 per share. It further assumes that all shares offered in this offering are sold. The percentages are based upon 20,400,000 shares of common stock which would be outstanding upon the successful completion of this offering. In calculating the percentage of ownership, unless otherwise indicated, all shares of common stock that the identified person had the right to acquire within 60 days of the date of this prospectus upon the exercise of warrants/options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

NOTE: Except as noted elsewhere in this prospectus, none of the Selling Shareholders or their beneficial owners has had a material relationship with Esesis other than that of shareholder, or has ever been an officer or director of Esesis or any of its predecessors or affiliates.


                          PLAN OF DISTRIBUTION

     The Selling Shareholders will sell their common shares at the price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. These shareholders may be underwriters as defined by the Securities Act. The Selling Shareholders will not be permitted to sell any of their shares until the direct offering is fully sold or terminated by us.

     The Selling Shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales;
     5.   In any combination of these methods of distribution.

     The sales price to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the Selling Shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

     The Selling Shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal although no such market makers have been established at this time. Any broker or dealer participating in such transactions as agent, may receive a commission from the Selling Shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The Selling Shareholders will pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers' or dealers' commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. Esesis provides no assurance that all or any of the common shares offered will be sold by the Selling Shareholders.

     Esesis is bearing all costs related to the registration of its common shares. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with Esesis's common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;
     3. Not bid for or purchase any of Esesis's securities or attempt to induce any person to purchase any of Esesis's securities other than as permitted under the Securities Exchange Act.

     With respect to the shares of common stock to be offered by Esesis, Esesis at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by Esesis. Instead, Esesis's officers and directors may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal.  Our officers and directors are not registered as brokers or dealers under the Exchange Act of 1934.  Instead, they will derive the authority to sell our shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Our officers and directors qualify under this exemption because, as officers and directors of Esesis, they are defined as associated persons of the issuer. As associated persons of the issuer, they will not be deemed to be brokers solely by reason of their participation in the sale of the common shares for Esesis since they meet all the requirements contained in the rule. These requirements are (1) they are not subject to any statutory disqualification; (2) they will not be compensated in connection with their participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) they are not associated persons of a broker or a dealer; and (4) they have intended primarily to perform at the end of the offering, substantial duties for Esesis; they have not been brokers or dealers or associated persons of a broker or dealer within the past 12 months and they do not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions which are not pertinent to the sale of the common shares).

     Any broker or dealer participating in such transactions as agent, may receive a commission from Esesis in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified.

                        DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 910,000,000 shares including 900,000,000 shares of common stock, $.0001 par value, and 10,000,0000 shares of preferred stock, $.01 par value.

COMMON STOCK

     There are presently 20,200,000 issued and outstanding shares of common stock. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when declared by the board of directors and, upon liquidation or dissolution of Esesis, whether voluntary or involuntary, to share equally in the assets of Esesis available for distribution to shareholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our articles of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action. Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The above description concerning the common stock of Esesis does not purport to be complete. Reference is made to our articles of incorporation and bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Colorado for a more complete description concerning the rights and liabilities of shareholders under Colorado law.

PREFERRED STOCK

     The board of directors of Esesis is empowered, without approval of our shareholders, to cause up to 10,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and their respective designations, preferences, limitations and relative rights, including voting rights. Because the board of directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock issued to purchasers in this offering. Future issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of Esesis. No shares of preferred stock will be outstanding at the close of this offering. The board of directors has no current plans to issue any shares of preferred stock.

TRANSFER AGENT

     It is anticipated that our transfer agent will be Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver,
Colorado 80209. Their telephone number is (303) 282-4800.

REPORTS TO SHAREHOLDERS

     We intend to furnish annual reports to shareholders which will include audited financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.


                            LEGAL PROCEEDINGS

     Esesis is not a party to, nor is it aware of any pending legal proceeding. Management believes there is no litigation threatened in which Esesis faces potential loss or exposure or which will materially affect shareholders' equity or Esesis's business or financial condition upon completion of this offering.


                              LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Berenbaum, Weinshienk & Eason, P.C. of Denver, Colorado.


                                 EXPERTS

     Our consolidated financial statements as of and for the period ended September 30, 2002 have been included herein in reliance on the report of Turner, Stone & Company, L.L.P., independent certified public accountants, appearing elsewhere herein, given upon the authority of that firm as experts in auditing and accounting.


                         ADDITIONAL INFORMATION

     You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's Website at http://www.sec.gov.

     We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock to be sold by the Selling Shareholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information about us or our common stock, you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review a copy of the registration statement and its exhibits at the public reference rooms maintained by the Commission and on the Commission's website as described above.

                      INDEX TO FINANCIAL STATEMENTS
                      -----------------------------

                              ESESIS, INC.


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . .F-1

Consolidated Balance Sheet . . . . . . . . . . . . . . . . . . . . . .F-2

Consolidated Statement of Operations . . . . . . . . . . . . . . . . .F-3

Consolidated Statement of Stockholders' Equity . . . . . . . . . . . .F-4

Consolidated Statement of Cash Flows . . . . . . . . . . . . . . . . .F-5

Notes to Consolidated Financial Statements . . . . . . . . . . .F-6 - F-8

                      Independent Auditors' Report
                      ----------------------------


Board of Directors and Stockholders
Esesis, Inc. and subsidiary
Englewood, Colorado


We have audited the accompanying consolidated balance sheet of Esesis, Inc. and subsidiary (a development stage company) as of September 30, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period July 5, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esesis, Inc. and subsidiary at September 30, 2002, and the consolidated results of their operations and cash flows for the period July 5, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As also discussed in Note 1 to the consolidated financial statements, the Company has a loss from operations and has little working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note
1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Turner, Stone & Company, L.L.P.
Certified Public Accountants
October 16, 2002

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      -----------------------------
                       CONSOLIDATED BALANCE SHEET
                       --------------------------
                           SEPTEMBER 30, 2002
                           ------------------



                                 Assets
                                 ------
Current assets:

  Cash                                                 $      13,795
                                                       -------------

      Total current assets                                    13,795

Other assets                                                       -
                                                       -------------

                                                       $      13,795
                                                       =============

                  Liabilities and Stockholders' Equity
                  ------------------------------------

Current liabilities:

  Accounts payable                                     $       3,600
                                                       -------------

      Total current liabilities                                3,600

Commitments and contingencies                                      -

Stockholders' equity:

  Preferred stock, $.01 par value, 10,000,000 shares
    authorized, no shares issued and outstanding,
    no rights or preferences determined                            -
  Common stock, $.0001 par value, 900,000,000
    shares authorized, 20,200,000 shares issued and
    outstanding                                                2,020
  Paid in capital in excess of par                            18,180
  Deficit accumulated during the development stage      (     10,005)
                                                       -------------
                                                              10,195
                                                       -------------

                                                       $      13,795
                                                       =============



     The accompanying notes are an integral part of the consolidated financial statements.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      -----------------------------
                  CONSOLIDATED STATEMENT OF OPERATIONS
                  ------------------------------------
                 FOR THE PERIOD JULY 5, 2002 (INCEPTION)
                 ---------------------------------------
                       THROUGH SEPTEMBER 30, 2002
                       --------------------------



Revenues                                               $           -
                                                       -------------


Operating expenses:

  General and administrative                                  10,005
                                                       -------------


Operating loss                                          (     10,005)

Interest expense                                                   -
                                                       -------------

Loss before income taxes                                (     10,005)

Provisions for income taxes                                        -
                                                       -------------

Net loss                                               $(     10,005)
                                                       =============


Basic loss per share                                   $        0.00
                                                       =============




     The accompanying notes are an integral part of the consolidated financial statements.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      -----------------------------
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             ----------------------------------------------
                 FOR THE PERIOD JULY 5, 2002 (INCEPTION)
                 ---------------------------------------
                       THROUGH SEPTEMBER 30, 2002
                       --------------------------


                                                                         Additional
                                Preferred Stock       Common Stock         Paid-In  Accumulated
                                Shares  Amount     Shares       Amount     Capital    Deficit       Total
                                ------  ------     ------       ------     -------    -------       -----
Balance at July 5, 2002             -   $     -             -   $      -   $     -   $       -    $       -

Issuance of common stock
  in exchange for cash                             20,200,000      2,020     18,180                  20,200

Net loss                                                                              ( 10,005)    ( 10,005)
                                -----   -------    ----------   --------   -------   ---------    ---------

Balance at September 30, 2002       -   $     -    20,200,000   $  2,020   $18,180   $( 10,005)   $  10,195
                                =====   =======    ==========   ========   =======   =========    =========



The accompanying notes are an integral part of the consolidated financial statements.

                                   F-4

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      -----------------------------
                  CONSOLIDATED STATEMENT OF CASH FLOWS
                  ------------------------------------
                 FOR THE PERIOD JULY 5, 2002 (INCEPTION)
                ----------------------------------------
                       THROUGH SEPTEMBER 30, 2002
                       --------------------------



Cash flows from operating activities:

Net loss                                               $(     10,005)

Adjustment to reconcile net loss to net
  cash used in operating activities:

  Increase (decrease) in accounts payable                      3,600
                                                       -------------

  Net cash used in operating activities                 (      6,405)
                                                       -------------

Cash flows from investing activities                               -

Cash flows from financing activities:

  Proceeds from issuance of common stock                      20,200
                                                       -------------

    Net cash provided by financing activities                 20,200
                                                       -------------

Net increase in cash                                          13,795

Cash at July 5, 2002                                               -
                                                       -------------

Cash at September 30, 2002                             $      13,795
                                                       =============



     The accompanying notes are an integral part of the consolidated financial statements.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      -----------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------



  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business
-------------------------

Esesis, Inc. (the Company) was incorporated in the state of Colorado on July 5, 2002. The Company, through its wholly owned subsidiary, will provide environmental inspection and consulting services related to the abatement, remediation and maintenance of asbestos, lead paint and toxic mold contamination. The Company's initial operations, planned to commence in November 2002, will serve commercial customers in the central Texas and Dallas/Fort Worth metropolitan area through a regional office in Waco, Texas.

Principles of consolidation
---------------------------

The accompanying consolidated financial statements include the general accounts of the Company and its wholly owned subsidiary, Esesis
Environmental, Corp. a Texas corporation. Both the Company and its subsidiary have a fiscal year end of June 30. All material intercompany accounts, balances and transactions have been eliminated in the consolidation.

Basis of presentation and going concern uncertainty
---------------------------------------------------

The consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern. However, the Company has incurred an initial operating loss and has little working capital. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its operations and management anticipates revenues to be generated by the end of 2002. Management believes that these steps will provide the Company with adequate funds to sustain its growth and continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that it will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash flow
---------

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term cash equivalent investments with maturities of less than three months. None of the Company's cash is restricted.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      ----------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------


Loss per share
--------------

Basic loss per share amounts are based upon 17,181,609 weighted average shares of common stock outstanding. No effect has been given to the assumed exercise of stock options as the effect would be antidilutive.

  2.  CAPITAL STRUCTURE DISCLOSURES

Preferred Stock
---------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 10,000,000 preferred stock shares with a $.01 par value, of which no shares are currently issued and outstanding. As of this date, no series, rights or preferences have been determined.

Common stock
------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 900,000,000 common stock shares with a $.0001 par value.
Attached to each share of common stock is a warrant/option to purchase an additional common stock share at a price of $.25. The warrants/options have an expiration date of November 11, 2003.

  3. COMMITMENTS AND CONTINGENCIES

The Company is obligated under an employment agreement with a former director of Esesis Environmental, Corp. The agreement dated October 1, 2002 can be terminated at anytime with 90 days notice from either party. The agreement calls for a salary of $60,000 per year, with annual reviews, plus a $700 per month car allowance.

The Company rents office space in Centennial, Colorado on a month-to-month basis for $200 in a building partially owned by a director of the Company. The Company also rents office space in Waco, Texas on a month-to-month basis for $300.

The Company is not obligated under any noncancelable lease agreements or any other significant commitments or contingencies and is not a party to any lawsuits or similar claims.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                      (A DEVELOPMENT STAGE COMPANY)
                      -----------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------



  4. INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A reconciliation of income tax expense (benefit) at the statutory federal rate of 34% to income tax expense (benefit) at the Company's effective tax rate for the period July 5, 2002 (inception) through September 30, 2002 is as follows.

       Tax expense (benefit) computed at statutory rate    $(  3,402)
       Less valuation allowance                                3,402
                                                           ---------

       Income tax expense (benefit)                        $       -
                                                           =========

At September 30, 2002, the Company had approximately $10,000 of net operating loss available to offset future taxable income. This carry forward expires in the year 2022 and creates the only component of the Company's deferred tax asset of approximately $3,400, which is fully offset by a valuation allowance. There are no deferred tax liabilities.

  5. FINANCIAL INSTRUMENTS

The Company's financial instruments, which potentially subject the Company to credit risks and none of which are held for trading purposes, consist of its cash. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any such losses in such accounts, and does not believe it is subject to any credit or other risks involving its cash.

                              ESESIS, INC.




                            15,200,000 Shares





                       __________________________


                               PROSPECTUS


                       __________________________







                   [________________________], 2002

                                 PART II
                                 -------

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Colorado Business Corporation Act and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his "duty of care." This provision does not apply to the directors': (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses
(i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Section 7-108-402 of the Colorado Business Corporation Act grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company and commissions are as follows:

Securities and Exchange Commission filing fee. . . . . . . . $   349.60
National Association of Securities Dealers filing fee. . . .        N/A
Nasdaq and Exchange filing fees. . . . . . . . . . . . . . .        N/A
State Securities Laws (Blue Sky) fees and expenses . . . . .   1,000.00 *
Printing and mailing costs and fees. . . . . . . . . . . .     2,000.00 *
Legal fees and costs . . . . . . . . . . . . . . . . . . . .  20,000.00 *
Accounting fees and costs. . . . . . . . . . . . . . . . . .  10,000.00 *
Due diligence and travel . . . . . . . . . . . . . . . . . .       0.00 *
Transfer Agent fees. . . . . . . . . . . . . . . . . . . . .   1,000.00 *
Miscellaneous expenses . . . . . . . . . . . . . . . . . .     1,000.00 *
                                                             ----------

TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . .   $35,349.60 *
                                                             ==========

*  Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     In August 2002, Esesis issued a total of 20,200,000 units, each unit consisting of one (1) share of our common stock and one (1) warrant/option to purchase one (1) share of our common stock. The warrants/options are exercisable until November 11, 2003 at an exercise price of $.25 per share. Units were sold at $.001 per unit pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D and Rule 504 promulgated thereunder. Sales were made by officers and directors and no commissions were paid. Sales were made to a total of sixteen (16) purchasers and these individuals took their shares for investment purposes without a view to distribution and had access to information concerning Esesis.

ITEM 27.  EXHIBITS.

EXHIBIT NO.               DESCRIPTION
-----------               -----------

3.1 Articles of Incorporation dated July 5, 2002 and Statement of Correction thereto.

3.2         Bylaws.

4.1         Form of Specimen Common Stock Certificate.

5.1         Opinion of Berenbaum, Weinshienk & Eason, P.C.

10.1        Management Employment Agreement between Esesis
            Environmental, Corp. and Charles Thorn dated October 1,
            2002.

23.1        Consent of Berenbaum, Weinshienk & Eason, P.C. (included in
            Exhibit 5.1 hereto)

23.2        Consent of Turner, Stone & Company, L.L.P.

________________


ITEM 28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration
          Statement:
          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.
     2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.
     4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.
     5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Esesis, Inc., the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado on December 23, 2002.


                                   ESESIS, INC.


                                   By: /s/ Mark Hogan
                                      -----------------------------------
                                           Mark Hogan
                                           President and Treasurer


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                 Title                      Date
---------                 -----                      ----

/s/ Mark Hogan          President, Treasurer and     December 23, 2002
----------------------  Director
Mark Hogan


/s/ Robert Wunder       Secretary and Director       December 23, 2002
----------------------
Robert Wunder


/s/ Marshall Griffin    Director                     December 23, 2002
----------------------
Marshall Griffin